Exhibit 99.1

For more information contact:

SunGard Higher Education	Datatel
Media Contact - Laura Kvinge	Media Contact - Robert Martin
Tel: 801-257-4158	Tel: 703-261-2420
e-mail: laura.kvinge@sungardhe.com	e-mail: rsm@datatel.com

SunGard Data Systems	Hellman & Friedman
Media Contact - Brian Robins	Media Contacts - Mary Beth Grover/Kelly Smith
Tel: 646-445-8347	Abernathy MacGregor Group
e-mail: brian.robins@sungard.com	Tel: 212-371-5999
e-mail: mbg@abmac.com; kas@abmac.com
SunGard Data Systems
Financial Contact - Henry Miller
Tel: 484-582-5445
e-mail: henry.miller@sungard.com

Education Institutions Worldwide to Benefit From Strategic

Combination of Datatel and SunGard Higher Education

FAIRFAX, Va., MALVERN, Pa. and WAYNE, Pa. August 5, 2011 — Datatel and SunGard Higher Education announced today that they have signed definitive agreements to combine businesses and operate as one company focused exclusively on serving education institutions. This strategic combination brings together two education industry specialists into one company with increased breadth and scale to meet the needs of institutions worldwide. Over 3,000 employees will be dedicated exclusively to delivering solutions to education institutions in 40 countries.

As a result of the combination, current and future customers will benefit from a broader portfolio of products and services as well as collaboration, creativity and sharing of best practices across an expanded global community of education professionals. Importantly, the combined company plans to continue investing significantly in the proven solutions customers rely on and to accelerate research and development to build new solutions to solve the evolving challenges institutions face.

“Combining the resources and talent of these two quality companies will enable us to be more responsive to the changing environment and challenges facing education,” said Datatel chief executive officer John Speer. “Together we will be able to better serve the global education community.”

“Datatel and SunGard Higher Education are a strong strategic fit and share common values,” said Ron Lang, chief executive officer of SunGard Higher Education. “Both companies have demonstrated a passion for serving the education community and have a long history of delivering innovative, reliable solutions. We intend to deepen the long-term, strategic relationships we have with our customers.”

Specifically, this strategic combination will provide customers:

Continued investments in current solutions: The combined company plans to support the solutions of both companies going forward and to continue to invest significantly to enhance those solutions.

A broader portfolio of solutions: After the transaction closes, customers will enjoy powerful new capabilities from the combined portfolio of products and services offered by Datatel and SunGard Higher Education.

Accelerated innovation: The combined company plans to pool resources and talent to accelerate research and development with targeted investments focused on major challenges in the education community. Centralized development of targeted common functionality will enable resources to focus on building new solutions while using the best practices of each company to better serve the needs of customers and partners.

An expanded knowledge-sharing community: Institutions will experience increased collaboration, creativity and knowledge-sharing across an expanded global customer community of over 2,300 colleges, universities, foundations and state systems. The combined company will continue to invest in community and open source initiatives, online communities, and regional and national user group forums to foster collaboration and sharing of best practices. This will enable the combined company to leverage knowledge and feedback from a broader group of customers to build new and innovative education solutions.

The combined company will be led by an experienced management team with deep knowledge of the needs of the global education community. Datatel’s current chief executive officer, John Speer, will be the chief executive officer of the combined business. Ron Lang, the current chief executive officer of SunGard Higher Education, will continue to play an active role in the combined business as vice chairman of the board of directors.

Affiliates of private equity firm Hellman & Friedman LLC will acquire the SunGard Higher Education businesses from SunGard Data Systems Inc. for an aggregate cash purchase price of $1.775 billion and combine the acquired businesses under a new holding company with

Datatel, an existing Hellman & Friedman portfolio company. The combined company will operate under a new name that will be announced by the parties at the closing of the transactions. The transactions are subject to customary closing conditions, including applicable regulatory clearances, but are not subject to a financing condition or to receipt of any stockholder approvals.

“Combining Datatel and SunGard Higher Education aligns two of the most respected, customer-centric firms in the higher education market,” said Anupam Mishra, Managing Director at Hellman & Friedman. “We are proud to support the combined company in its mission to partner with the world’s finest educational institutions in using technology to achieve their respective goals.”

About Datatel, Inc.

Datatel is a provider of innovative technology products, services, and insight to higher education. Colleges, universities, and technical schools across North America partner with Datatel to build Strategic Academic Enterprises dedicated to achieving student success. The company has focused on higher education since 1979. For more information, visit www.datatel.com.

About SunGard Higher Education

SunGard Higher Education serves colleges, universities and foundations in 40 countries worldwide. Through its Open Digital Campus strategy, SunGard collaborates with the higher education community and provides software and services to help institutions find better ways to teach, learn, manage and connect. To learn more, please visit www.sungardhe.com.

About Hellman & Friedman LLC

Hellman & Friedman LLC is a leading private equity investment firm with offices in San Francisco, New York and London. Since its founding in 1984, Hellman & Friedman has raised and, through its affiliated funds, managed over $25 billion of committed capital. The Firm focuses on investing in superior business franchises and serving as a value-added partner to management in select industries including internet & digital media, software, business & marketing services, financial services, insurance, media, healthcare and energy & industrials. Representative investments in the software sector include Activant Solutions, Inc., Datatel Inc., Intergraph Corporation, Iris Software Group Limited, Kronos Incorporated, SSP Holdings plc and Vertafore Corporation. For more information on Hellman & Friedman, visit www.hf.com.

About SunGard

SunGard is one of the world’s leading software and technology services companies. SunGard has more than 20,000 employees and serves over 25,000 customers in more than 70 countries. SunGard provides software and processing solutions for financial services, higher education and the public sector. SunGard also provides disaster recovery services, managed IT services, information availability consulting services and business continuity management software. With annual revenue about $5 billion, SunGard is ranked 434 on the Fortune 500 and is the largest privately held business software and IT services company. Look for us wherever the mission is critical. For more information, please visit www.sungard.com.

Trademark information: SunGard, the SunGard logo and Open Digital Campus are trademarks or registered trademarks of SunGard Data Systems Inc. or its subsidiaries in the U.S. and other countries. Datatel and the Datatel logo are registered trademarks of Datatel, Inc. All other trade names are trademarks or registered trademarks of their respective holders.

SunGard’s “Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this release other than historical facts constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain regulatory approvals. The factors that may affect our business or future financial results are discussed in our filings with the Securities and Exchange Commission, copies of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors except as otherwise required by applicable law.